Exhibit 31

CERTIFICATIONS

I, Michael D. West, certify that:

1. I have reviewed this annual report on Form 10-K/A of AgeX Therapeutics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2019

/s/ Michael D. West
Michael D. West
Chief Executive Officer

Exhibit 31

CERTIFICATIONS

I, Russell L. Skibsted, certify that:

1. I have reviewed this annual report on Form 10-K/A of AgeX Therapeutics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2019

/s/ Russell L. Skibsted
Russell L. Skibsted
Chief Financial Officer